CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment Number 51 to the Registration Statement on Form S-1 (No. 33-22503) of Ameriprise Certificate Company of our report dated February 24, 2021 relating to the financial statements and financial statement schedules, which appears in Ameriprise Certificate Company’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 27, 2021

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